Exhibit 99.1

The Carlyle Group Announces Fourth Quarter and Full Year 2014 Financial Results

Washington, DC, February 11, 2015 – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited results for the full year and fourth quarter, ended December 31, 2014.

Carlyle Co-CEO David M. Rubenstein said, “This was our best year as a public company. Carlyle generated our highest level of Distributable Earnings since going public. We are pleased to be able to pay a full year distribution of $2.09 to Carlyle common unitholders for 2014. Beginning with the first quarter of 2015, we are adjusting our distribution policy and will distribute approximately 75% of our post-tax Distributable Earnings on a quarterly basis instead of through a year-end true up.”

Carlyle Co-CEO William E. Conway, Jr. said, “The past year was exceptional for realizations and returning capital to our limited partners. With our major funds reloaded, we are well positioned to take advantage of market volatility, particularly in the energy sector. Perhaps our best performing large buyout fund was in Europe, where our third European fund appreciated 9% for the quarter and 46% for the year.”

In addition to this release, Carlyle issued a full detailed presentation of its fourth quarter and full year 2014 results, which can be viewed on the investor relations section of our website at ir.carlyle.com.

Distribution

The Board of Directors has declared a quarterly distribution of $1.61 per common unit to holders of record at the close of business on February 23, 2015, payable on March 6, 2015.

Conference Call

Carlyle will host a conference call at 8:30 a.m. EST on Wednesday, February 11, 2015 to announce its fourth quarter and full year 2014 financial results.

The call may be accessed by dialing +1 (800) 850-2903 (U.S.) or +1 (253) 237-1169 (international) and referencing “The Carlyle Group Financial Results Call.” The conference call will be webcast simultaneously via a link on Carlyle’s investor relations website at ir.carlyle.com and an archived replay of the webcast also will be available on the website soon after the live call.

About The Carlyle Group

The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $194 billion of assets under management across 128 funds and 142 fund of funds vehicles as of December 31, 2014. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Investment Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial

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services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,650 people in 40 offices across six continents.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements are subject to risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 27, 2014, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

This release does not constitute an offer for any Carlyle fund.

Contacts:

Public Market Investor Relations	Media
Daniel Harris	Elizabeth Gill
Phone: +1 (212) 813-4527	Phone: +1 (202) 729-5385
daniel.harris@carlyle.com	elizabeth.gill@carlyle.com

Web: www.carlyle.com
Videos: www.youtube.com/onecarlyle
Tweets: www.twitter.com/onecarlyle
Podcasts: www.carlyle.com/about-carlyle/market-commentary

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